UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2019

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts		01810
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(c) On September 18, 2019, MKS Instruments, Inc. (the “Company”) announced that James A. Schreiner joined the Company as Senior Vice President and Chief Operating Officer (“COO”) on September 16, 2019. Mr. Schreiner succeeds Dr. John T.C. Lee as COO and will report to Dr. Lee, who is President of MKS and, as previously announced, will become Chief Executive Officer effective January 1, 2020.

Mr. Schreiner, age 57, joined the Company from Emerson Electric Co. (“Emerson”), a U.S. public company that manufactures products and provides engineering services for a wide range of industrial, commercial and consumer markets globally. At Emerson, Mr. Schreiner held various positions of increasing responsibility, most recently as Senior Vice President of Global Operations for the Measurement & Analytical Group of Automation Solutions (the “M&A Group”), a position he held since July 2017. Prior to that role, Mr. Schreiner served as Vice President, North America, of the M&A Group from March 2016 to July 2017 and as Vice President, Europe, of the M&A Group from November 2010 to March 2016. Mr. Schreiner holds a B.S. in Electrical Engineering from Montana State University, Bozeman as well as an Executive MBA from the University of Colorado, Denver.

The Company entered into an employment agreement with Mr. Schreiner, effective September 16, 2019 (the “Employment Agreement”), pursuant to which Mr. Schreiner’s salary was set at $400,000, his annual cash bonus target was set at 65% of his eligible earnings and he was awarded time-based restricted stock units (“RSUs”) with a grant date value of $400,000. The RSUs are subject to the terms and conditions of the Company’s 2014 Stock Incentive Plan. The RSUs were awarded on September 16, 2019 based on the Nasdaq closing price of the Company’s Common Stock on that date, and vest in three equal annual installments beginning on September 16, 2020.

Mr. Schreiner’s Employment Agreement provides for a term that is at-will, with termination upon death, disability, or at the Company’s election if Mr. Schreiner fails to perform his duties or commits any other act constituting cause (as defined in his Employment Agreement). In the event that the Company terminates Mr. Schreiner’s employment without cause, he is entitled to a lump sum payment equal to 12 months base salary and to the extent that he elects to continue coverage, payment by the Company of premiums for medical, vision and dental insurance coverage under COBRA for a period of 12 months less the premium contribution paid by similarly-situated employees.

In the event that Mr. Schreiner’s employment is terminated without cause, or is terminated by Mr. Schreiner for good reason (as defined in his Employment Agreement) within 24 months after a change-in-control (as defined in his Employment Agreement), he is entitled to: (i) a lump sum payment equal to one and one-half times his annual base salary, (ii) a lump sum payment equal to one and one-half times the annual amount of his target incentive compensation for which he is eligible, (iii) a prorated portion of the then current year’s target bonus amount, and (iv) to the extent that he elects to continue coverage, payment by the Company of its usual share of premiums for medical, vision and dental insurance coverage under COBRA for a period of 18 months, following termination.

Mr. Schreiner’s Employment Agreement contains non-competition provisions that provide that he may not, during the term of his employment and for one year after termination of employment, engage in any competitive business or activity. In addition, he may not, during the term of employment and for one year after the termination of employment: (i) solicit, hire or otherwise induce any Company employee to terminate his or her employment with the Company, (ii) solicit or hire any of our suppliers, joint ventures, research partners or customers for the purpose of competing with the Company, (iii) encourage any of such persons or entities not to enter into a business relationship with the Company or interfere with the relationship between the Company and such persons or entities, or (iv) sell to any of the Company’s customers any products of the types sold by the Company with respect to which products he had material dealings in the performance of his duties within the period two years prior to his termination.

The RSU Agreement for Mr. Schreiner provides for full acceleration of vesting of all RSUs if he is terminated without cause or resigns with good reason within 24 months following a change-in-control (as defined in the RSU Agreement). Mr. Schreiner’s RSU Agreement also provides for full acceleration of vesting of all shares upon retirement, death or disability. Retirement, in this context, means a voluntary termination of employment by Mr. Schreiner after he is at least age 60 and has at least 15 years of service with us.

There are no arrangements or understandings between Mr. Schreiner and any other persons pursuant to which Mr. Schreiner was named Senior Vice President and Chief Operating Officer of the Company. There are also no family relationships between Mr. Schreiner and any director or executive officer of the Company, and Mr. Schreiner has no direct or indirect material interest in any “related party” transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the arrival of Mr. Schreiner as Senior Vice President and Chief Operating Officer of the Company on September 16, 2019 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated September 18, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

September 18, 2019	By:	/s/ Kathleen F. Burke
	Name:	Kathleen F. Burke
	Title:	Senior Vice President, General Counsel & Secretary